For Immediate Release: Exhibit 99.1

Investor Contact: Mark Melnyk 407-613-3327 mark.melnyk@hgv.com	Media Contact: Lauren George 407-613-8431 lauren.george@hgv.com
Hilton Grand Vacations Reports
First Quarter 2026 Results
ORLANDO, Fla. (April 30, 2026) — Hilton Grand Vacations Inc. (NYSE: HGV) (“HGV” or “the Company”) today reports its first quarter 2026 results.
First Quarter 2026 Results1
•Total contract sales were $719 million.
•Total revenues were $1.285 billion.
◦Total revenues were affected by a net construction deferral of $25 million.
•Net income attributable to stockholders was $66 million and diluted EPS was $0.79.
◦Adjusted net income attributable to stockholders was $83 million and adjusted diluted EPS was $0.99.
◦Net income and Adjusted net income attributable to stockholders were affected by a net construction deferral of $18 million, or $(0.22) per share.
•Adjusted EBITDA attributable to stockholders was $249 million.
◦Adjusted EBITDA attributable to stockholders was affected by a net construction deferral of $18 million.
•During the first quarter, the Company repurchased 3.3 million shares of common stock for $150 million.
◦From April 1 through April 23, 2026, the Company repurchased approximately 904,000 shares for $41 million and currently has $237 million of remaining availability under the 2025 Repurchase Plan.
•The Company is raising its prior guidance for the full year 2026 Adjusted EBITDA, excluding deferrals and recognitions, to $1.225 billion to $1.265 billion, from the prior range of $1.185 billion to $1.225 billion.
“We delivered results that exceeded our expectations in the first quarter, driven by disciplined execution and efficiency initiatives that fueled strong Adjusted EBITDA growth and meaningful margin expansion,” said Mark Wang, CEO of Hilton Grand Vacations. “We also continued to attract new buyers and deepen engagement across our platform, underscoring the strength of our value proposition. Our team is executing well against our strategic initiatives, and the momentum we’re seeing gives us the confidence to raise our Adjusted EBITDA outlook for the year.”
1.The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of Vacation Ownership Intervals or Vacation Ownership Interests (“VOIs”) under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

Overview
For the quarter ended March 31, 2026, diluted EPS was $0.79 compared to $(0.17) for the quarter ended March 31, 2025. Net income attributable to stockholders and Adjusted EBITDA attributable to stockholders were $66 million and $249 million, for the quarter ended March 31, 2026, compared to Net loss attributable to stockholders and Adjusted EBITDA attributable to stockholders of $(17) million and $180 million, for the quarter ended March 31, 2025. Total revenues for the quarter ended March 31, 2026, were $1.285 billion compared to $1.148 billion for the quarter ended March 31, 2025.
Net income attributable to stockholders and Adjusted EBITDA attributable to stockholders for the quarter ended March 31, 2026, included a net construction deferral of $18 million relating to a project under construction in Hawaii that was partially offset by a recognition for a property in Japan during the period. Net loss attributable to stockholders and Adjusted EBITDA attributable to stockholders for the quarter ended March 31, 2025, included a net construction deferral of $68 million relating to projects under construction in Hawaii during the period.
Consolidated Segment Highlights – First Quarter of 2026
Real Estate Sales and Financing
For the quarter ended March 31, 2026, Real Estate Sales and Financing segment revenues were $754 million, an increase of $109 million compared to the quarter ended March 31, 2025. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA profit margin were $211 million and 28.0%, for the quarter ended March 31, 2026, compared to $133 million and 20.6%, for the quarter ended March 31, 2025. Real Estate Sales and Financing segment revenues in the first quarter of 2026 increased primarily due to a $77 million increase in Sales of VOI, net, along with a $19 million increase in fee-for-service commissions, package sales, and other fees and a $13 million increase in financing revenue.
Real Estate Sales and Financing segment Adjusted EBITDA reflects a net construction deferral of $18 million for the quarter ended March 31, 2026, compared to $68 million net construction deferral for the quarter ended March 31, 2025, both of which reduced reported Adjusted EBITDA attributable to stockholders.
Contract sales for the quarter ended March 31, 2026, decreased $2 million to $719 million compared to the quarter ended March 31, 2025. For the quarter ended March 31, 2026, tours increased by 8.5% and VPG decreased by 8.1% compared to the quarter ended March 31, 2025. For the quarter ended March 31, 2026, fee-for-service contract sales represented 16.7% of contract sales compared to 15.4% for the quarter ended March 31, 2025.
Financing revenues for the quarter ended March 31, 2026, increased by $13 million compared to the quarter ended March 31, 2025. This was driven primarily by a decrease in the premium amortization of acquired timeshare financing receivables of $5 million and an increase in the average outstanding balance of the timeshare financing receivables portfolio.
Resort Operations and Club Management
For the quarter ended March 31, 2026, Resort Operations and Club Management segment revenues were $402 million, an increase of $11 million compared to the quarter ended March 31, 2025. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA profit margin were $128 million and 31.8%, for the quarter ended March 31, 2026, compared to $133 million and 34.0%, for the quarter ended March 31, 2025. Resort Operations and Club Management segment revenues increased primarily due to a $2 million increase in resort and club management revenue and a $9 million increase in rental revenue.
Balance Sheet and Liquidity
Total cash and cash equivalents were $261 million and total restricted cash was $291 million as of March 31, 2026.
As of March 31, 2026, the Company had $4.8 billion of corporate debt, net outstanding with a weighted average interest rate of 5.649% and $2.6 billion of non-recourse debt, net outstanding with a weighted average interest rate of 5.028%.
As of March 31, 2026, the Company’s liquidity position consisted of $261 million of unrestricted cash and $591 million remaining borrowing capacity under the revolving facility.
As of March 31, 2026, the Company had $150 million remaining borrowing capacity under the Timeshare Facility. As of March 31, 2026, the Company had $929 million of notes that were current on payments but not securitized. Of that figure, approximately $370 million could be monetized through either warehouse borrowing or securitization while another $367 million of mortgage notes anticipate being eligible following certain customary milestones such as first payment, deeding and recording.
Free cash flow was $108 million for the quarter ended March 31, 2026, compared to $6 million for the same period in the prior year. Adjusted free cash flow was $(37) million for the quarter ended March 31, 2026, compared to $185 million for the same period in the prior year. Adjusted free cash flow for the quarter ended March 31, 2026, and 2025 includes add-backs of $22 million and $54 million, respectively for acquisition and integration related costs.
As of March 31, 2026, the Company’s total net leverage on a trailing 12-month basis was approximately 3.9x.
Subsequent Events
On April 16, 2026, the Company completed a $500 million securitization of timeshare loans through Hilton Grand Vacations Trust 2026-1 with an overall weighted average interest rate of 5.13% and an overall advance rate of 98%. The proceeds will be used to pay down debt and for other general corporate purposes.
On April 24, 2026, the Company entered into an asset purchase agreement to dispose of its interests in certain properties for the purpose of optimizing the overall quality of our resort portfolio. The proposed disposition is expected to close no later than the end of the third quarter of 2026, subject to customary closing conditions pursuant to the terms of the agreement.
On April 29, 2026, the Company completed the acquisition of the remaining 75% ownership interest that the Company did not previously own in BRE Ace LLC, which owns the Elara timeshare resort, from BRE Ace Holdings LLC, pursuant to a purchase agreement that the Company entered into on April 15, 2026. The purchase price was $129 million and is subject to certain post-closing adjustments based on the terms and conditions of the purchase agreement.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)
The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1 below. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

T-1
NET CONSTRUCTION DEFERRAL ACTIVITY
(in millions)

	2026
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs deferrals	$(25)	$—	$—	$—	$(25)
Cost of VOI sales deferrals(1)	(2)	—	—	—	(2)
Sales and marketing expense deferrals	(5)	—	—	—	(5)
Net construction deferrals(2)	$(18)	$—	$—	$—	$(18)

Net income attributable to stockholders	$66	$—	$—	$—	$66
Net income attributable to noncontrolling interest	2	—	—	—	2
Net income	68	—	—	—	68
Interest expense	73	—	—	—	73
Income tax expense	6	—	—	—	6
Depreciation and amortization	71	—	—	—	71
EBITDA	218	—	—	—	218
Other loss, net	1	—	—	—	1
Share-based compensation expense	11	—	—	—	11
Acquisition and integration-related expense	12	—	—	—	12
Other adjustment items(3)	9	—	—	—	9
Adjusted EBITDA	251	—	—	—	251
Adjusted EBITDA attributable to noncontrolling interest	2	—	—	—	2
Adjusted EBITDA attributable to stockholders	$249	$—	$—	$—	$249

NET CONSTRUCTION DEFERRAL ACTIVITY
(CONTINUED, in millions)

	2025
NET CONSTRUCTION DEFERRAL ACTIVITY	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Sales of VOIs deferrals	$(126)	$(82)	$(99)	$(61)	$(368)
Cost of VOI sales deferrals(1)	(37)	(23)	(26)	(19)	(105)
Sales and marketing expense deferrals	(21)	(14)	(16)	(10)	(61)
Net construction deferrals(2)	$(68)	$(45)	$(57)	$(32)	$(202)

Net (loss) income attributable to stockholders	$(17)	$25	$25	$48	$81
Net income attributable to noncontrolling interest	5	3	5	5	18
Net (loss) income	(12)	28	30	53	99
Interest expense	77	79	79	76	311
Income tax expense	6	15	15	40	76
Depreciation and amortization	67	59	67	80	273
Interest expense and depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	1	—	—	1
EBITDA	138	182	191	249	760
Other (gain) loss, net	(6)	(4)	3	—	(7)
Share-based compensation expense	12	23	19	10	64
Acquisition and integration-related expense	28	26	24	20	98
Impairment expense	—	1	1	1	3
Other adjustment items(3)	13	10	11	17	51
Adjusted EBITDA	185	238	249	297	969
Adjusted EBITDA attributable to noncontrolling interest	5	5	4	5	19
Adjusted EBITDA attributable to stockholders	$180	$233	$245	$292	$950
(1)Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired once construction is complete.
(2)The table represents deferrals and recognitions of Sales of VOIs revenue and direct costs for properties under construction.
(3)Includes costs associated with restructuring, one-time charges, other non-cash items and amortization of premiums and discounts resulting from purchase accounting.

Conference Call
Hilton Grand Vacations will host a conference call on April 30, 2026, at 9 a.m. (ET) to discuss first quarter results.
To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.
In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.
A replay will be available within 24 hours after the teleconference’s completion through May 14, 2026. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID#13758079. A webcast replay and transcript will also be available within 24 hours after the live event at https://investors.hgv.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to the future of HGV, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “future,” “guidance,” “target,” or the negative version of these words or other comparable words, although not all forward-looking statements may contain such words. The forward-looking statements contained in this press release include statements related to HGV’s revenues, earnings, taxes, cash flow and related financial and operating measures, and expectations with respect to future operating, financial and business performance and other anticipated future events and expectations that are not historical facts.
HGV cautions you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, which may cause the actual results, performance or achievements to be materially different from the future results. Any one or more of these risks or uncertainties, could adversely impact HGV’s operations, revenue, operating profits and margins, key business operational metrics, financial condition or credit rating.
For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K, which may be supplemented and updated by the risk factors in HGV’s quarterly reports, current reports and other filings HGV makes with the SEC.
HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward-looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Presentation of Financial Information
Financial information discussed in this press release includes certain non-GAAP financial measures such as Adjusted Net Income or Loss, Adjusted Net Income or Loss Attributable to Stockholders, Adjusted Diluted EPS, EBITDA, Adjusted EBITDA, Adjusted EBITDA Attributable to Stockholders, EBITDA profit margin, Adjusted EBITDA profit margin, Free Cash Flow and Adjusted Free Cash Flow, profits and profit margins for HGV’s key activities - real estate, financing, resort and club management, and rental and ancillary services.
Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.
These non-GAAP financial measures differ from reported GAAP results and are intended to illustrate what management believes are relevant period-over-period comparisons. The Company believes these additional measures are also important in helping investors understand the performance and efficiency with which we are able to convert revenues for each of these key activities into operating profit, both in dollars and as margins, and are frequently used by securities analysts, investors and other interested parties as one of common performance measures to compare results or estimate valuations across companies in our industry. Management also internally uses these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Exclusion of items in the Company's non-GAAP presentation should not be considered an inference that these items are unusual, infrequent or non-recurring.

The Company refers to Adjusted EBITDA guidance excluding deferrals and recognitions, which does not take into account any future deferrals of revenues and direct expenses related to the sales of VOIs under construction that are recognized, only on a non-GAAP basis, as the quantification of reconciling items to the most directly comparable U.S. GAAP financial measure is not readily available without unreasonable effort due to uncertainties associated with the timing and amount of such items. These items may create a material difference between the non-GAAP and comparable U.S. GAAP results.
The Company may use its website as a means of disclosing information concerning its operations, results and prospects, including information which may constitute material nonpublic information, and for complying with its disclosure obligations under SEC Regulation FD. Disclosure of such information will be included on the Company's website in the Investor Relations section at https://investors.hgv.com. Accordingly, investors should monitor such section of the Company website, in addition to accessing its press releases, its submissions and filings with the SEC, and its publicly noticed conference calls and webcasts.
About Hilton Grand Vacations Inc.
Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company and is the exclusive vacation ownership partner of Hilton. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets, and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. Hilton Grand Vacations has a reputation for delivering a consistently exceptional standard of service, and unforgettable vacation experiences for guests and more than 720,000 Club Members. Membership with the Company provides best-in-class programs, exclusive services and maximum flexibility for our Members around the world.
For more information, visit www.corporate.hgv.com. Follow us on Instagram, Facebook, LinkedIn, X (formerly Twitter), Pinterest and YouTube.
HILTON GRAND VACATIONS INC.
DEFINITIONS
EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders
EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.
Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) other gains and losses, including asset dispositions and foreign currency transactions; (ii) debt restructurings/retirements; (iii) non-cash impairment losses; (iv) share-based and other compensation expenses; and (v) other items, including but not limited to costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges.
Adjusted EBITDA Attributable to Stockholders is calculated as Adjusted EBITDA, as previously defined, excluding amounts attributable to the noncontrolling interest in Bluegreen/Big Cedar Vacations in which HGV owns a 51% interest (“Big Cedar”).
EBITDA profit margin, presented herein, represents EBITDA, as previously defined, divided by total revenues. Adjusted EBITDA profit margin, presented herein, represents Adjusted EBITDA, as previously defined, divided by total revenues.
EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders may not be comparable to similarly titled measures of other companies.
HGV believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect changes in, or cash requirements for, our working capital needs;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect our tax expense or the cash requirements to pay our taxes;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and
•EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.
Because of these limitations, EBITDA, Adjusted EBITDA and Adjusted EBITDA Attributable to Stockholders should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.
Adjusted Net Income, Adjusted Net Income Attributable to Stockholders and Adjusted Diluted EPS Attributable to Stockholders
Adjusted Net Income, presented herein, is calculated as net income (loss) further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with costs associated with acquisitions, restructuring, amortization of premiums and discounts resulting from purchase accounting, and other non-cash and one-time charges. Adjusted Net Income Attributable to Stockholders, presented herein, is calculated as Adjusted Net Income, as defined above, excluding amounts attributable to the noncontrolling interest in Big Cedar. Adjusted Diluted EPS, presented herein, is calculated as Adjusted Net Income Attributable to Stockholders, as defined above, divided by diluted weighted average shares outstanding.
Adjusted Net Income, Adjusted Net Income Attributable to Stockholders and Adjusted Diluted EPS are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definition may not be comparable to similarly titled measures of other companies.
Adjusted Net Income, Adjusted Net Income Attributable to Stockholders and Adjusted Diluted EPS are useful to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods.
Free Cash Flow and Adjusted Free Cash Flow
Free Cash Flow represents cash from operating activities less non-inventory capital spending.
Adjusted Free Cash Flow represents free cash flow further adjusted for net non-recourse debt activities and other one-time adjustment items including, but not limited to, costs associated with acquisitions.
We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provide useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service. We do not believe these non-GAAP measures to be a representation of how we will use excess cash.
Non-GAAP Measures within Our Segments
Sales revenue represents sales of VOIs, net, and Fee-for-service commissions earned from the sale of fee-for-service VOIs. Fee-for-service commissions represents Fee-for-service commissions, package sales and other fees, which corresponds to the applicable line item from our condensed consolidated statements of income, adjusted by package sales and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Real estate expense represents costs of VOI sales and Sales and marketing expense, net. Sales and marketing expense, net represents sales and marketing expense, which corresponds to the applicable line item from our condensed consolidated statements of income, adjusted by package sales and other fees earned primarily from discounted marketing related packages which encompass a sales tour to prospective owners. Both fee-for-service commissions and sales and marketing expense, net, represent non-GAAP measures. We present these items net because it provides a meaningful measure of our underlying real estate profit related to our primary real estate activities which focus on the sales and costs associated with our VOIs.
Real estate profit represents sales revenue less real estate expense. Real estate margin is calculated as a percentage by dividing real estate profit by sales revenue. We consider real estate profit margin to be an important non-GAAP operating measure because it measures the efficiency of our sales and marketing spending, management of inventory costs, and initiatives intended to improve profitability.
Financing profit represents financing revenue, net of financing expense, both of which correspond to the applicable line items from our condensed consolidated statements of income. Financing profit margin is calculated as a percentage by dividing financing profit by financing revenue. We consider this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our financing business in connection with our VOI sales.
Resort and club management profit represents resort and club management revenue, net of resort and club management expense, both of which correspond to the applicable line items from our condensed consolidated statements of income. Resort and club management profit margin is calculated as a percentage by dividing resort and club management profit by resort and club management revenue. We consider this to be an important non-GAAP operating measure because it measures the efficiency and profitability of our resort and club management business that support our VOI sales business.
Rental and ancillary services profit represents rental and ancillary services revenues, net of rental and ancillary services expenses, both of which correspond to the applicable line items from our condensed consolidated statements of income. Rental and ancillary services profit margin is calculated as a percentage by dividing rental and ancillary services profit by rental and ancillary services revenue. We consider this to be an important non-GAAP operating measure because it measures our ability to convert available inventory and unoccupied rooms into revenue and profit by transient rentals, as well as profitability of other services, such as food and beverage, retail, spa offerings and other guest services.
Real Estate Metrics
Contract sales represents the total amount of VOI products (fee-for-service, just-in-time, developed, and points-based) under purchase agreements signed during the period where we have received a down payment of at least 10% of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our condensed consolidated statements of income due to the requirements for revenue recognition, as well as adjustments for incentives. While we do not record the purchase price of sales of VOI products developed by fee-for-service partners as revenue in our condensed consolidated financial statements, rather recording the commission earned as revenue in accordance with U.S. GAAP, we believe contract sales to be an important operational metric, reflective of the overall volume and pace of sales in our business and believe it provides meaningful comparability of HGV’s results the results of our competitors which may source their VOI products differently. HGV believes that the presentation of contract sales on a combined basis (fee-for-service, just-in-time, developed, and points-based) is most appropriate for the purpose of the operating metric; additional information regarding the split of contract sales, is included in Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our most recent Quarterly Report on form 10-Q for the period ended March 31, 2026.
Developed Inventory refers to VOI inventory that is sourced from projects developed by HGV.
Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.
Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.
Points-Based Inventory refers to VOI sales that are backed by physical real estate that is or will be contributed to a trust.
Net Owner Growth (“NOG”) represents the year-over-year change in membership.
Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.
Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing contract sales, excluding telesales, by tour flow. HGV considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

HILTON GRAND VACATIONS INC.
FINANCIAL TABLES

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share data)

	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
Cash and cash equivalents	$261	$239
Restricted cash	291	332
Accounts receivable, net	274	270
Timeshare financing receivables, net	3,130	3,115
Inventory	2,541	2,522
Property and equipment, net	871	859
Operating lease right-of-use assets, net	69	72
Investments in unconsolidated affiliates	68	63
Goodwill	1,985	1,985
Intangible assets, net	1,627	1,670
Other assets	818	410
TOTAL ASSETS	$11,935	$11,537

LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$1,268	$1,018
Advanced deposits	233	228
Debt, net	4,757	4,545
Non-recourse debt, net	2,552	2,716
Operating lease liabilities	86	89
Deferred revenues	825	637
Deferred income tax liabilities	864	864
Total liabilities	10,585	10,097
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 80,656,367 shares issued and outstanding as of March 31, 2026, and 83,133,678 shares issued and outstanding as of December 31, 2025	1	1
Additional paid-in capital	1,226	1,276
Accumulated (deficit) retained earnings	(5)	34
Accumulated other comprehensive loss	(25)	(22)
Total stockholders' equity	1,197	1,289
Noncontrolling interest	153	151
Total equity	1,350	1,440
TOTAL LIABILITIES AND EQUITY	$11,935	$11,537

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in millions, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenues
Sales of VOIs, net	$455	$378
Fee-for-service commissions, package sales and other fees	161	142
Financing	138	125
Resort and club management	185	183
Rental and ancillary services	197	187
Cost reimbursements	149	133
Total revenues	1,285	1,148
Expenses
Cost of VOI sales	45	25
Sales and marketing	437	425
Financing	51	55
Resort and club management	59	54
Rental and ancillary services	216	206
General and administrative	49	46
Acquisition and integration-related expense	12	28
Depreciation and amortization	71	67
License fee expense	53	49
Cost reimbursements	149	133
Total operating expenses	1,142	1,088
Interest expense	(73)	(77)
Equity in earnings from unconsolidated affiliates	5	5
Other (loss) gain, net	(1)	6
Income (loss) before income taxes	74	(6)
Income tax expense	(6)	(6)
Net income (loss)	68	(12)
Net income attributable to noncontrolling interest	2	5
Net income (loss) attributable to stockholders	$66	$(17)
Earnings (loss) per share attributable to stockholders(1):
Basic	$0.81	$(0.17)
Diluted	$0.79	$(0.17)
(1)Earnings per share is calculated using whole numbers.

HILTON GRAND VACATIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in millions)

	Three Months Ended March 31,
	2026	2025
Operating Activities
Net income (loss)	$68	$(12)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	71	67
Amortization of deferred financing costs, acquisition premiums and other	15	19
Provision for loan losses	89	79
Other loss (gain), net	1	(6)
Share-based compensation	11	12
Deferred income tax expense	—	6
Equity in earnings from unconsolidated affiliates	(5)	(5)
Return on investment in unconsolidated affiliates	1	5
Net changes in assets and liabilities:
Accounts receivable, net	(3)	(60)
Timeshare financing receivables	(113)	(93)
Inventory	(11)	(33)
Purchases and development of real estate for future conversion to inventory	(15)	(52)
Other assets	(412)	(391)
Accounts payable, accrued expenses and other	238	223
Advanced deposits	5	10
Deferred revenue	188	269
Net cash provided by operating activities	128	38
Investing Activities
Capital expenditures for property and equipment (excluding inventory)	(6)	(14)
Software capitalization costs	(14)	(18)
Net cash used in investing activities	(20)	(32)
Financing Activities
Proceeds from debt	755	645
Proceeds from non-recourse debt	585	750
Repayment of debt	(545)	(806)
Repayment of non-recourse debt	(752)	(625)
Payment of debt issuance costs	—	(7)
Repurchase and retirement of common stock	(150)	(150)
Payment of withholding taxes on vesting of restricted stock units	(14)	(7)
Proceeds from stock option exercises	1	—
Other	(2)	(1)
Net cash used in financing activities	(122)	(201)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	(5)	—
Net decrease in cash, cash equivalents and restricted cash	(19)	(195)
Cash, cash equivalents and restricted cash, beginning of period	571	765
Cash, cash equivalents and restricted cash, end of period	552	570
Less: Restricted Cash	291	311
Cash and cash equivalents	$261	$259

HILTON GRAND VACATIONS INC.
FREE CASH FLOW RECONCILIATION
(in millions)

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$128	$38
Capital expenditures for property and equipment	(6)	(14)
Software capitalization costs	(14)	(18)
Free Cash Flow	$108	$6
Non-recourse debt activity, net	(167)	125
Acquisition and integration-related expense	12	28
Other adjustment items(1)	10	26
Adjusted Free Cash Flow	$(37)	$185
(1)Includes capitalized acquisition and integration-related costs.

HILTON GRAND VACATIONS INC.
SEGMENT REVENUE RECONCILIATION
(in millions)

	Three Months Ended March 31,
	2026	2025
Revenues:
Real estate sales and financing	$754	$645
Resort operations and club management	402	391
Total segment revenues	1,156	1,036
Cost reimbursements	149	133
Intersegment eliminations	(20)	(21)
Total revenues	$1,285	$1,148

HILTON GRAND VACATIONS INC.
SEGMENT ADJUSTED EBITDA AND ADJUSTED EBITDA ATTRIBUTABLE TO STOCKHOLDERS
TO NET INCOME (LOSS) ATTRIBUTABLE TO STOCKHOLDERS
(in millions)

	Three Months Ended March 31,
	2026	2025
Net income (loss) attributable to stockholders	$66	$(17)
Net income attributable to noncontrolling interest	2	5
Net income (loss)	68	(12)
Interest expense	73	77
Income tax expense	6	6
Depreciation and amortization	71	67
EBITDA	218	138
Other loss (gain), net	1	(6)
Share-based compensation expense	11	12
Acquisition and integration-related expense	12	28
Other adjustment items(1)	9	13
Adjusted EBITDA	251	185
Adjusted EBITDA attributable to noncontrolling interest	2	5
Adjusted EBITDA attributable to stockholders	$249	$180

Segment Adjusted EBITDA:
Real estate sales and financing(2)	$211	$133
Resort operations and club management(2)	128	133
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	5	5
License fee expense	(53)	(49)
General and administrative(3)	(40)	(37)
Adjusted EBITDA	251	185
Adjusted EBITDA attributable to noncontrolling interest	2	5
Adjusted EBITDA attributable to stockholders	$249	$180
Adjusted EBITDA profit margin	19.5%	16.1%
EBITDA profit margin	17.0%	12.0%
(1)Includes costs associated with restructuring, one-time charges, other non-cash items and the amortization of fair value premiums and discounts resulting from purchase accounting
(2)Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.
(3)Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES PROFIT DETAIL SCHEDULE
(in millions, except Tour Flow and VPG)

	Three Months Ended March 31,
	2026	2025
Tour flow	189,446	174,525
VPG	$3,778	$4,111
Owned contract sales mix	83.3%	84.6%
Fee-for-service contract sales mix	16.7%	15.4%

Contract sales	$719	$721
Adjustments:
Fee-for-service sales(1)	(120)	(111)
Provision for financing receivables losses	(89)	(72)
Reportability and other:
Net (deferrals) recognitions of sales of VOIs under construction(2)	(25)	(126)
Other(3)	(30)	(34)
Sales of VOIs, net	$455	$378
Plus:
Fee-for-service commissions	71	68
Sales revenue	526	446

Cost of VOI sales	45	25
Sales and marketing expense, net	347	351
Real estate expense	392	376
Real estate profit	$134	$70
Real estate profit margin(4)	25.5%	15.7%

Reconciliation of fee-for-service commissions:
Fee-for-service commissions, package sales and other fees	$161	$142
Less: Package sales and other fees(5)	(90)	(74)
Fee-for-service commissions	$71	$68

Reconciliation of sales and marketing expense:
Sales and marketing expense	$437	$425
Less: Package sales and other fees(5)	(90)	(74)
Sales and marketing expense, net	$347	$351
(1)Represents contract sales from fee-for-service properties on which we earn commissions and brand fees.
(2)Represents the net impact related to deferrals of revenues related to the Sales of VOIs under construction that are recognized when construction is complete.
(3)Includes adjustments for revenue recognition, including sales incentives and amounts in rescission.
(4)Excluding the package sales and other fees adjustment, Real Estate profit margin was 21.8% and 13.5% for the three months ended March 31, 2026 and 2025.
(5)Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives, title service and document compliance.

HILTON GRAND VACATIONS INC.
FINANCING PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended March 31,
	2026	2025
Interest income	$128	$123
Other financing revenue	13	10
Premium amortization of acquired timeshare financing receivables	(3)	(8)
Financing revenue	138	125
Consumer financing interest expense	32	29
Other financing expense	18	25
Amortization of acquired non-recourse debt discounts and premiums, net	1	1
Financing expense	51	55
Financing profit	$87	$70
Financing profit margin	63.0%	56.0%

HILTON GRAND VACATIONS INC.
RESORT AND CLUB PROFIT DETAIL SCHEDULE
(in millions, except for Members)

	March 31,
	2026	2025
Total members	720,079	724,617

	Three Months Ended March 31,
	2026	2025
Club management revenue	$70	$72
Resort management revenue	115	111
Resort and club management revenues	185	183
Club management expense	22	20
Resort management expense	37	34
Resort and club management expenses	59	54
Resort and club management profit	$126	$129
Resort and club management profit margin	68.1%	70.5%

HILTON GRAND VACATIONS INC.
RENTAL AND ANCILLARY PROFIT DETAIL SCHEDULE
(in millions)

	Three Months Ended March 31,
	2026	2025
Rental revenues	$183	$174
Ancillary services revenues	14	13
Rental and ancillary services revenues	197	187
Rental expenses	204	195
Ancillary services expense	12	11
Rental and ancillary services expenses	216	206
Rental and ancillary services profit	$(19)	$(19)
Rental and ancillary services profit margin	(9.6)%	(10.2)%

HILTON GRAND VACATIONS INC.
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended March 31,
	2026	2025
Sales of VOIs, net	$455	$378
Fee-for-service commissions, package sales and other fees	161	142
Financing revenue	138	125
Real estate sales and financing segment revenues	754	645
Cost of VOI sales	(45)	(25)
Sales and marketing expense	(437)	(425)
Financing expense	(51)	(55)
Marketing package stays	(20)	(21)
Share-based compensation	4	4
Other adjustment items	6	10
Real estate sales and financing segment adjusted EBITDA	$211	$133
Real estate sales and financing segment adjusted EBITDA profit margin	28.0%	20.6%

HILTON GRAND VACATIONS INC.
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA
(in millions)

	Three Months Ended March 31,
	2026	2025
Resort and club management revenues	$185	$183
Rental and ancillary services	197	187
Marketing package stays	20	21
Resort and club management segment revenues	402	391
Resort and club management expenses	(59)	(54)
Rental and ancillary services expenses	(216)	(206)
Share-based compensation	1	2
Other adjustment items	—	—
Resort and club segment adjusted EBITDA	$128	$133
Resort and club management segment adjusted EBITDA profit margin	31.8%	34.0%

HILTON GRAND VACATIONS INC.
ADJUSTED NET INCOME ATTRIBUTABLE TO STOCKHOLDERS AND
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO STOCKHOLDERS (Non-GAAP)
(in millions except per share data)

	Three Months Ended March 31,
	2026		2025
Net income (loss) attributable to stockholders	$66		$(17)
Net income attributable to noncontrolling interest	2		5
Net income (loss)	68		(12)
Income tax expense	6		6
Net income (loss) before income taxes	74		(6)
Certain items:
Other loss (gain), net	1	`	(6)
Acquisition and integration-related expense	12		28
Other adjustment items(1)	9		13
Adjusted income before income taxes	96		29
Income tax expense	(11)		(15)
Adjusted net income	85		14
Net income attributable to noncontrolling interest	2		5
Adjusted net income attributable to stockholders	$83		$9

Weighted average shares outstanding
Diluted	83.7		95.5
Earnings per share attributable to stockholders(2):
Diluted	$0.79		$(0.17)
Adjusted diluted	$0.99		$0.09
(1)Includes costs associated with restructuring, one-time charges, other non-cash items and the amortization of fair value premiums and discounts resulting from purchase accounting.
(2)Earnings per share amounts are calculated using whole numbers.

HILTON GRAND VACATIONS INC.
RECONCILIATION OF NON-GAAP PROFIT MEASURES TO GAAP MEASURE
(in millions)

	Three Months Ended March 31,
($ in millions)	2026	2025
Net income (loss) attributable to stockholders	$66	$(17)
Net income attributable to noncontrolling interest	2	5
Net income (loss)	68	(12)
Interest expense	73	77
Income tax expense	6	6
Depreciation and amortization	71	67
EBITDA	218	138
Other loss (gain), net	1	(6)
Equity in earnings from unconsolidated affiliates	(5)	(5)
License fee expense	53	49
Acquisition and integration-related expense	12	28
General and administrative	49	46
Profit	$328	$250

Real estate profit	$134	$70
Financing profit	87	70
Resort and club management profit	126	129
Rental and ancillary services profit	(19)	(19)
Profit	$328	$250